  As filed with the Securities and Exchange Commission on October 27, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             YourBankOnline.Com, INC.
             (Exact name of Registrant as specified in its charter)

           Colorado                                     84-1343219
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

                   6912 220th Street SW, Suite 3200 Mountlake
                            Terrace, Washington 98043
                     --------------------------------------
                     Address of Principal Executive Offices
                                 (425) 672-6735
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

                Services Agreement, dated as of October 1, 1999,
                between YourBankOnline.Com, Inc.. and Dean Kalivas
                ------------------------------------------------
                            (Full Title of the Plan)

                                Pakie V. Plastino
                            YourBankOnline.Com, Inc.
      6912 220th Street SW, Suite 3200 Mountlake Terrace, Washington 98043
      --------------------------------------------------------------------
                     (Name and Address of Agent For Service)
                                 (425) 672-6735
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=================================  -----------------  ----------------------  --------------------  ------------------
                                                          Proposed Maximum       Proposed Maximum
      Title of Each Class of            Amount to        Offering Price Per     Aggregate Offering        Amount of
  Securities to be Registered (1)     be Registered            Share                  Price           Registration Fee
 ---------------------------------  -----------------  ----------------------  --------------------  ------------------


 Common Stock, without par value      40,000 shares      $0.8333                 $33,332              $88.00

  ---------------------------------  -----------------  ----------------------  --------------------  ------------------

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Commission, are incorporated herein by reference:

          1. The Registrant's registration statement on Form 10-SB/A-6 filed with the Commission on December 22, 1999.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation and Bylaws generally require the Company to indemnify any person who is or was a director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Company.

         Section 7-108-402 (1) of the Colorado Business Corporation Act provides as follows:

         "If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of law, acts specified in section 7-108-403 [regarding unlawful corporate distributions], or any transaction from which the director directly or indirectly derived an improper personal benefit."

         No such provision shall eliminate or limit the liability of a director to the corporation or it its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

ARTICLE XIII of the Company's Articles of Incorporation provides as follows:

         "The Board of Directors of the Corporation shall have the power to:

                  "A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably Warred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  "B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

                  "C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                  "D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A or B. Such shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is to obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

                  "E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the find disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                  "F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

                  "The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person."


ARTICLE IX of the Company's Bylaws provides as follows:

                  "Section 1. Action, etc. Other Than by or in the Right of the Corporation.

                  "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation, (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or that, being or having been such a director, officer, employee, or trustee or agent, he is or was serving at the request of the Corporation as a director, officer, employee, or trustee or agent of another corporation, partnership, joint venture, trust or other enterprise in (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid is settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best in interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful


                  "Section 2. Action, etc., by or in the Right of the Corporation.

                  "The Corporation shall indemnify any person who was at is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably be incurred by him in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the bee interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter which as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

                  "Section 3. Determination of Right of Indemnification.

                  "Any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit at proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

                  "Section 4. Indemnification Against Expenses of Successful Party.

                  "Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

                  "Section 5. Advances of Expenses.

                  "Except as limited by Section 6 of this Article, costs, charges and expenses (including attorneys' fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors or if a majority vote of a quorum of disinterested directors cannot be obtained, then by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. Is no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.


                  "Section 6. Right of Agent to Indemnification Upon
         Application: Procedure Upon Application.

                  "Any indemnification under Sections 1, 2 and 4 or advance under Section 5 of this Article, shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2 or 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

                  "Section 7. Contribution.

                  "In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him for serving as a director during the 12 months proceeding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause
         (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, proceeding or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer of service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

                  "Section 8. Other Rights and Remedies.

                  "The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, Bylaw, or charter provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

                  "Section 9. Insurance.

                  "Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. The Corporation may create a mist fund, grant a security interested or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums may become necessary to effect indemnification as provided herein.

                  "Section 10. Constituent Corporation.

                  "For  the  purposes  of  this   Article,   references  to  the
         "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, agent or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provision of this Article with respect to the resulting or surviving corporation as such person would if be had served the resulting or surviving corporation in the same capacity.

                  "Section 11. Other Enterprises, Fines and Serving at Corporation's Request.

                  "For purposes of this Article, references to "other enterprise" in Sections 1 and 10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                  "Section 12.  Savings Clause.

                  If this Article or any portion thereof shall be invalidated as any ground by any court of competent jurisdiction then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid is settlement with respect to any action, suit, appeal proceeding or investigation, whether, civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law."

         The above discussions of the Company's Articles of Incorporation, Bylaws and the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of each of the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted for directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number                         Exhibit
--------------                         -------

     4.1 Services Agreement, dated as of October 1, 1999, between YourBankOnline.Com, Inc.. and Dean Kalivas, and Memorandum of Amendment dated January 7, 2000.
     5.1    Opinion of Ben Hankin, Attorney at law
    23.1    Consent of William L. Butcher, CPA P.S., independent auditor
    23.2    Consent of Ben Hankin, Attorney at Law (Included in Exhibit 5.1)
    24.1    Powers of Attorney (included on the signature page)


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountlake Terrace, Washington, on December 29, 1999.

                                             YourBankOnline.Com, Inc.


                                             By:  /s/ Joseph M. Vincent
                                                --------------------------------
                                                  Joseph M. Vincent, President





                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pakie V. Plastino his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent of them or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                     Title                       Date
        ---------                     -----                       ----

                                Chairman and Director         October 27, 2000
    /s/ Pakie V. Plastino
------------------------------
    Pakie V. Plastino

                                Chief Operating Officer and   October 27, 2000
                                    Director
    /s/ William D. Doehne
-------------------------------
    William D. Doehne

                                  Exhibit index

    Exhibit Number                 Exhibit                  Page
    --------------                 -------                  ----

         4.1 Services Agreement, dated as of October 1, 1999, between YourBankOnline.Com, Inc.. and Dean Kalivas, and Memorandum of Amendment dated January 7, 2000.

         5.1           Opinion of Ben Hankin, Attorney at Law

        23.1 Consent of William L. Butcher, CPA P.S., independent auditor

        23.2           Consent of Ben Hankin, Attorney at Law(Included in
                             Exhibit                                 5.1)

        24.1           Powers of Attorney (included on the signature page)

                                                                     Exhibit 4.1
                                                                     -----------


                            YourBankOnline.Com, Inc..
                         6912 220th Street SW, Suite 320
                           Mountlake Terrace, WA 98043
                         V. 425.672.6735 F. 425.776.1855

                               Services Agreement


This letter of agreement (the "Agreement') sets forth the terms and conditions of your services to YourBankOnline.Com, Inc.. (the "Company"). This Agreement has an effective date of October 1, 1999 (the "Effective Date").

In consideration of the mutual covenants and promises made in this Agreement you and Company agree as follows:

1.       Services.

(a) Period. As of the Effective Date, the Company agrees to retain your services to advise the Company in a variety of business planning and legal matters including contract review and negotiation, tax planning, corporate governance, regulatory compliance, and other related matters.

(b) Status. You and the Company intend that, in performing these services you shall act solely as an independent contractor and not as an employee of the Company. You shall, in your reasonable discretion, determine the methods, techniques and procedures that you use in performing such services. Nothing contained in this Agreement, nor any aspect the intended arrangement between the parties, shall be deemed, for any reason, to constitute making you an employee of the Company until such time as provided in Section 2.

(c) Insurance. During the period when you are providing services to the Company you are solely responsible for securing and maintaining workers' compensation insurance for yourself and any of your employees.

(d) Compensation. In consideration of entering into this Agreement and agreeing to provide services, you will receive $8,333 (eight thousand, three hundred and thirty three) dollars per month, or at your discretion, fully vested grants of common shares of the Company per month, or pro-rata for a portion of a month, that have a value equal to $8,333 based on the closing bid price of the Company on the exchange in which it is traded. Compensation under this agreement is limited to a maximum of $33,332 or 40,000 shares. Payment in cash, or in shares, is due at the address you provide below, by the fifteenth of the following month. The Company will make every effort to timely file all necessary documents to ensure that any shares granted will be free from liens, encumbrances, and restriction on resale subject to applicable State and Federal laws.

2. Term. This Agreement shall continue until it is terminated as provided herein.

3. Non competition, Non solicitation, Confidentiality. In view of your access to confidential information, and as a condition to the receipt of payment you shall not, for 3 (three) months following your termination of services, without the Company's written consent, directly or indirectly, alone or as a partner joint venture, officer, director, employee, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded company) (i) engage in any activity which is in competition with the business, the products or services of the Company in any geographic area in which the Company's products are marketed,
(ii) solicit any of the Company's employees, consultants, customers, (iii) hire any of the Company's employees or consultants in an unlawful manner or actively encourage employees or consultants to leave the Company, or (iv) directly or indirectly divulge or disclose for any purpose whatsoever or use for your own benefit, any confidential information that has been obtained by or disclosed to you as a result of your employment hereunder. For purposes of this Section, the term "Company" shall include the Company's parents, subsidiaries or affiliates.

You acknowledge that the terms of this Agreement, including this Section, are reasonably necessary to protect the Company's legitimate business interests and are reasonable limited in scope and duration.

4. Governing Law Arbitration. This Agreement will be deemed a contract made under and for all purposes shall be construed in accordance with, the laws of Washington. Any controversy or claim relating to this Agreement any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your relationship with the Company, will be settled solely and finally by arbitration Seattle, Washington in accordance with the rules of the American Arbitration Association ("AA then in effect in the State of Washington, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, provided that this Section 1 shall not be construed to eliminate or reduce any right the Company or you may otherwise have obtain a temporary restraining order or a preliminary or permanent injunction to enforce your Confidential Information obligations before the matter can be heard in arbitration. The arbitrate may provide the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

5.  Entire  Agreement.   Except  as  otherwise  specifically  provided  in  this
Agreement, Agreement contains all the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements whether oral or in writing previously entered into between the parties.

6. Miscellaneous. No provision of this Agreement may be amended or waived unless you and the Company in writing agree such amendment or waiver. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver or a similar or dissimilar provision or condition at the same or any prior or subsequent to in the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect the fullest extent permitted by law.

Please acknowledge your acceptance and understanding of this Agreement by signing and below and returning it to me. A copy of this signed Agreement will be sent to you for your records.

Sincerely,



/s/ Pakie V. Plastino
-----------------------------------------
Pakie V. Plastino, Director and President


ACKNOWLEDGED AND AGREED:



/s/ Dean Kalivas
-----------------------------------------
Dean Kalivas
Attorney at Law
1420 Fifth Avenue, Suite 2200
Seattle, WA 98101

                                                                     Exhibit 5.1
                                                                     -----------

                                                     BEN HANKIN
                                                  Attorney at Law
                                                 10844 N.E. Second
                                                Bellevue, WA 98004
                                                  (425) 670-8139
July 26, 2000

Board of Directors
YourBankOnline.Com, Inc.
6912 220th Street S.W, #320
Mountlake Terrace, WA  98043

         Re:      Registration Statement on Form S-8
                  Opinion of Counsel

Gentlemen:

You have requested my opinion regarding the amendment to your company's services agreement with attorney Dean Kalivas dated January 7, 2000, as that amendment relates to issuing Mr. Kalivas 50,000 shares of no par value common stock for work performed during the period of January 1, 2000 through June 30, 2000, and my opinion regarding issuing shares for services rendered or in lieu of wages to the following individuals: Mary Ann Anderson, 1,000 shares; Edwina Plater, 1,000 shares; Sonya Ramsey, 2,000 shares; Rosendin Electrical Company, 5,000 shares; Christopher Dieterich, 8,000 shares; James Cerna, 85,000 shares; Paul Estridge, 25,000 shares; Jonathon Goody, 5,000 shares; David Baker, 2,500 shares; Tim Tyler, 1,300 shares; Ed Boress, 4,000 shares; and Toby Murphy, 2,500 shares.

I have reviewed the company's Articles of Incorporation, as amended, the Services Agreement between the Company and Mr. Kalivas dated October 1, 1999, the amendment to the Agreement, the S-8 Registration Statement filed with the Securities and Exchange Commission on December 29, 1999, and the Colorado Business Corporation Act. Based on my review of these documents, it is my opinion that the shares to be issued to Mr. Kalivas, Toby Murphy, Rosendin Electric Company, Jonathon Goody, David Baker, Tim Tyler, Mary Ann Anderson, Edwina Plater, Sonya Ramsey, Paul Estridge, James J. Cerna, and Christopher Dieterich, will be valid, fully paid, nonassessable and in compliance with applicable Colorado law and Securities and Exchange Commission regulations pertaining to the issuance of S-8 shares.

You have my consent to include this opinion as part of your S-8 registration statement.

                  Very Truly Yours,


                  Ben Hankin
                  Attorney at Law

                             MEMORANDUM OF AMENDMENT


         This Agreement is entered into by and between YourBankOnline.Com, Inc. (formerly YourBankOnline.Com, Inc..), a Colorado corporation, hereinafter the "Company" and Dean Kalivas, hereinafter "Kalivas."

1. Whereas on October 1, 1999 the Company and Kalivas entered into a service agreement ("the Agreement") whereby Kalivas agreed to provide the company with legal services for a period of four (4) months at a monthly rate of compensation of $8,333.00, or at his discretion, fully vested grants of common shares of the Company per month, or pro-rata for a portion of a month, that have a value equal to $8,333.00 based on the closing bid price of the Company's shares; and


2. Whereas, the Company wishes to extend the period of the Agreement from the anticipated termination date of January 31, 2000, to December 31, 2000, during which time Kalivas would provide legal services relating to the present administrative action being conducted by the San Francisco Regional Office of the United States Securities and Exchange Commission, and the possible mergers with other companies.


3. Therefore, the Company and Kalivas agree to extend the terms and conditions of the Agreement through December 31, 2000.



                  DATED this 7th day of July 2000.



   /s/ Pakie V. Plastino
   ------------------------------
   Pakie V. Plastino
   Chairman/CEO





   /s/ Dean S. Kalivas
   ------------------------------
   Dean S. Kalivas
   Attorney at Law

                                                                    Exhibit 23.1
                                                                    ------------
                  [Letterhead of William L. Butcher, CPA P.S.]



August 18, 2000

YourBankOnline.Com, Inc..
6912 - 220th Street SW
Suite 320
Mountlake Terrace, WA 98043

RE:      YourBankOnline.Com, Inc..
         Letter pursuant to Regulation S-B for Form S-8 File No. 0-26969

Dear Sirs:

This firm audited the restated consolidated financial statements for YourBankOnline.Com, Inc. for the years ended September 30, 1999, 1998 and 1997. This firm consents to the inclusion of the above-described audited financial statements, and its opinion thereon, in said Form S-8.

Sincerely,

/s/ WILLIAM L. BUTCHER

William L. Butcher CPA